Exhibit 99.1

Ascent Solar Reports First Quarter 2013 Results

THORNTON, Colo.--(BUSINESS WIRE)-- Ascent Solar Technologies, Inc. (ASTI), a developer of state-of-the-art, flexible thin-film photovoltaic modules, integrated into the company's new EnerPlexTM series of consumer products, reported results for the first quarter ended March 31, 2013.

Q1 2013 Highlights

•	January 2013 retail debut of Ascent's EnerPlex SurfrTM solar-assisted battery case for the Samsung Galaxy S III® at the International Consumer Electronics Show, for sale at http://www.goenerplex.com.

•
Launch of Ascent's new retail relationship with Fry's Electronics Inc., a premier California-based retailer. Ascent's entire EnerPlex series of consumer solar-integrated products is now available at all Fry's retail locations, as well as online through http://www.frys.com/.

•	Appointment of Power IT-2-Channel, a United Kingdom-based consultancy, for the distribution of Ascent's EnerPlex series of consumer products in the United Kingdom.

•	Appointment of Sun2Voltage as the exclusive distributor of EnerPlex products in Scandinavia.

•	Appointment of Make a Difference Pte Ltd (Singapore) as non-exclusive EnerPlex distributor for Singapore and initiated shipments.

•	Initiated shipments of EnerPlex products to BRM Corporation (Russia) for distribution in Russia.

•	Initiated EnerPlex orders to retailer Grupo Monge (Costa Rica) for retail sales in Costa Rica and the surrounding region.

•	Appointment of MKRAK Management Inc. as Ascent's exclusive EnerPlex distributor to golf pro-shops and select retail stores in the Canadian market.

•	Noteworthy Off-Grid sales activity:

- Initiated shipments of 1.1 meter solar modules to Maddox Defense (California, USA) for Defense application development.

- Increased solar module shipments to Kirloskar Integrated Technologies (Pune, India) for consumer applications and we renewed our strategic relationship.

- Increased solar module shipments to CTC CarTech GmbH (Boblingen, Germany) for automotive/consumer applications.

- Increased solar module shipments to Phaesun GmbH (Memmingen, Germany) for consumer applications.

- Increased solar module shipments to Sunload Mobile Charging Solutions (Berlin, Germany) for consumer applications.

- Initiated shipments of solar modules to Crib Gogh (Staffordshire, UK) for defense application development.

Q1 2013 Financial Results

Product revenue in the first quarter of 2013 was $176,000 compared to $32,000 in the previous quarter and $10,000 in the first quarter of 2012. The sequential and year over year increases were due to the company's improving product acceptance across a range of markets.

Net loss for the first quarter was $6.4 million or $(0.13) per share compared to a loss of $11.0 million or $(0.21) per share in the previous quarter and a loss of $5.5 million or $(0.14) per share in the first quarter of 2012.

The decrease in the sequential quarterly net loss was due primarily to a combined decrease in asset impairment losses of $4.8 million. The net loss increase from the first quarter of 2012 was due to increased operating expenses associated with our focus on consumer oriented solar-assisted devices.

Cash and cash equivalents decreased to $7.0 million at March 31, 2013 from $12.6 million at December 31, 2012.

Management Commentary

"Our first quarter results reflect positive momentum in the execution of our focus established in 2012, particularly the growth of core consumer product sales," said Victor Lee, President and CEO, of Ascent. "We have seen rapid expansion of our product mix including our EnerPlex consumer products, solar module components customers integrate into their consumer and defense products, as well as custom finished goods manufactured for our customers based on co-development projects."

Mr. Lee continued, "Moving ahead, we plan to continue to grow product revenue through product line expansion and growth on our distributor base which will help us reach more customers worldwide.”

About Ascent Solar Technologies
Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules with substrate materials that can be more flexible, versatile and rugged than traditional solar panels. Ascent Solar modules can be directly integrated into consumer products and off-grid applications, as well as aerospace and building-integrated applications. Ascent Solar is headquartered in Thornton, Colorado. For more information, go to http://www.ascentsolar.com/.

About EnerPlex
The EnerPlex brand represents Ascent's line of consumer products. These products, many of which are integrated with Ascent's transformational CIGS technology, provide consumers with the ability to integrate solar into their everyday lives, while enabling them to free themselves and their electronics from the outlet. For more information on the EnerPlex brand and to see the product line, please visit www.goenerplex.com.

Forward-Looking Statements
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Ascent Solar Technologies
Investor Relations Contact:
CleanTech IR
Brion D. Tanous, 310-541-6824
Mobile: 424-634-8592
btanous@cleantech-ir.com

ASCENT SOLAR TECHNOLOGIES, INC.
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	For the Three Months Ended		For the Period from Inception (October 18, 2005) Through March 31, 2013
	March 31,
	2013	2012
Revenues
Products	$175,685	$10,234	$2,103,948
Government contracts	59,252	431,332	9,726,301
Total Revenues	234,937	441,566	11,830,249
Costs and Expenses
Research and development	5,320,229	4,390,325	105,734,465
Selling, general and administrative	1,242,591	1,494,111	42,073,009
Impairment loss	—	—	83,171,090
Total Costs and Expenses	6,562,820	5,884,436	230,978,564
Loss from Operations	(6,327,883)	(5,442,870)	(219,148,315)
Other Income/(Expense), net	(106,468)	(67,636)	938,630
Net Loss	$(6,434,351)	$(5,510,506)	$(218,209,685)
Other Comprehensive Income (Loss)
Unrealized gain (loss) on investments	—	(966)	—
Comprehensive Loss	$(6,434,351)	$(5,511,472)	$(218,209,685)

Net Loss Per Share (Basic and diluted)	$(0.13)	$(0.14)
Weighted Average Common Shares Outstanding (Basic and diluted)	51,333,822	40,547,280

ASCENT SOLAR TECHNOLOGIES, INC.
(A Development Stage Company)
CONDENSED BALANCE SHEETS
(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$6,946,368	$12,621,477
Trade receivables	169,141	100,164
Related party receivables and deposits	508,108	596,339
Inventories	2,167,264	2,159,553
Prepaid expenses and other current assets	526,392	235,305
Total current assets	10,317,273	15,712,838
Property, Plant and Equipment:	39,264,868	39,979,013
Less accumulated depreciation and amortization	(13,374,218)	(12,725,298)
	25,890,650	27,253,715
Other Assets:
Patents, net of amortization of $56,062 and $48,150, respectively	579,131	500,879
Other non-current assets	55,625	56,563
	634,756	557,442
Total Assets	$36,842,679	$43,523,995
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$671,940	$855,373
Accrued expenses	1,585,604	1,788,635
Current portion of long-term debt	269,331	264,935
Total current liabilities	2,526,875	2,908,943
Long-Term Debt	6,281,131	6,350,135
Accrued Warranty Liability	41,403	38,187
Commitments and Contingencies (Notes 4 & 11)
Stockholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.0001 par value, 125,000,000 shares authorized; 51,523,758 and 51,143,906 shares issued and outstanding, respectively	5,152	5,114
Additional paid in capital	246,197,803	245,996,950
Deficit accumulated during the development stage	(218,209,685)	(211,775,334)
Total stockholders' equity	27,993,270	34,226,730
Total Liabilities and Stockholders' Equity	$36,842,679	$43,523,995